MENTOR REPORTS FOURTH QUARTER AND FULL YEAR FINANCIAL
RESULTS FOR FISCAL YEAR 2007

•     Net Sales were $80.3 Million in the Fourth Quarter of Fiscal Year 2007, an increase of 11 percent over $72.4 Million in the Fourth Quarter Fiscal Year 2006 and $302.0 Million for Fiscal Year 2007, an increase of 13 percent over $268.3
Million for Fiscal Year 2006

•     Diluted GAAP Earnings per Share were $0.54 in the Fourth Quarter of Fiscal Year 2007, Compared to $0.31 in the
Fourth Quarter of Fiscal Year 2006

•     Diluted GAAP Earnings per Share from Continuing Operations were $0.35 in the Fourth Quarter of Fiscal Year 2007, an increase of 25% over $0.28 in the Fourth Quarter of Fiscal Year 2006, and $1.24 for Fiscal Year 2007, an increase of 23% over the $1.01 for Fiscal Year 2006

Santa Barbara, California, May 16, 2007 - Mentor Corporation (NYSE:MNT), a leading supplier of aesthetic medical products in the United States and internationally, today announced financial results for the fourth quarter and full fiscal year 2007.

"We are pleased with our achievements in fiscal 2007, including the FDA approval of our MemoryGel™ silicone breast implants and the advancement of our R&D pipeline, positioning Mentor for future growth and expansion in the aesthetics space," commented Joshua H. Levine, President and Chief Executive Officer of Mentor.

Total Net Sales
Total net sales were $80.3 million in the fourth quarter of fiscal year 2007, an increase of 11% over net sales of $72.4 million in the fourth quarter of fiscal year 2006.  For fiscal year 2007, total net sales were $302.0 million, an increase of 13% over $268.3 million for fiscal year 2006.  The increase in sales in the fourth quarter and the full year was primarily the result of increased sales of MemoryGel breast implants following the Food and Drug Administration (FDA) approval in November 2006. Net Sales for the fourth quarter and full fiscal year 2007 included approximately $0.8 million and $2.6 million of positive foreign currency exchange effects, respectively.

Gross Profit
Gross profit for the fourth quarter of fiscal year 2007 was $61.2 million, or 76.1% of sales compared to $52.4 million, or 72.4% of sales in the fourth quarter of fiscal year 2006.  Gross margin benefited from greater sales of MemoryGel breast implants, favorable manufacturing efficiencies and lower product warranty and workers compensation expenses during the quarter.

Selling, General and Administrative
Selling, general and administrative (SG&A) expenses in the fourth quarter of fiscal year 2007 were $29.3 million, or 36.5% of sales, compared to $26.0 million, or 35.9% of sales in the fourth quarter of fiscal year 2006.  Included in SG&A expense in the fourth quarter of fiscal year 2007 was approximately $2.7 million of compensation expense related to the adoption of FAS 123(R) compared to $0.7 million in the same quarter of fiscal year 2006.

Research and Development
Research and development (R&D) expenses in the fourth quarter of fiscal year 2007 were $10.4 million, an increase of $2.9 million or 39.7% from the fourth quarter of fiscal year 2006.  For the quarter, the Company's investment in R&D supported its botulinum toxin clinical development program, its hyaluronic acid dermal filler development program with Genzyme Corporation, its Puragen™ Plus development program, its MemoryGel post-approval conditions and the ongoing FDA review of its Contour Profile® Gel breast implant PMA application.

•         Hyaluronic Acid-Based Dermal Filler
In the fourth quarter 2007, Mentor initiated sales of Prevelle™ outside of the United States.  In the U.S., the Company expects to file its PMAs for Prevelle Plus and Puragen Plus this summer and anticipates an approval late in fiscal year 2008.

•         Botulinum Toxin Type A
Mentor completed Phase I and Phase II clinical studies for the cosmetic indication for its botulinum toxin type A during fiscal 2007.  On May 15th, Mentor received protocol approval from the FDA for its pivotal Phase III clinical trial and anticipates initiation of the study during the first fiscal quarter.  In an effort to accelerate the patient enrollment process in its therapeutic study, the Company has expanded the number of clinical sites in the dose escalation study focused on the treatment of pain associated with adult onset spasmodic torticollis/cervical dystonia.

•         MemoryGel Post Approval Study (PAS)
Subsequent to the end of the quarter, Mentor received FDA approval for an amendment to its post- approval study protocol to change to a voluntary patient design.  This change allows those patients who choose not to or cannot participate in Mentor's PAS the opportunity of selecting Mentor's MemoryGel implants for their surgery.  Mentor will continue with the mandatory requirement for physicians.  As of May 15, Mentor reported that it has received IRB approvals for approximately 2,700 participating physicians in over 5,000 surgical facilities, with approximately another 700 physicians awaiting IRB approval.  In addition, Mentor has enrolled approximately 4,700 patients into the PAS.  Mentor is fully committed to the PAS and will continue to work closely with its physicians and with the FDA to monitor the study through to completion.

Long-Lived Asset Impairment Charges
Mentor previously announced that it would record a fourth quarter charge of approximately $2.6 million for impairment of long-lived assets and related intangible and intellectual property related to the pending closure of its Scotland-based hyaluronic acid manufacturing facility.  During the fourth quarter, Mentor executed a manufacturing agreement with Genzyme for the production of Mentor's PuragenTM and Puragen TM Plus portfolio of products.  Based on this manufacturing agreement, Mentor has decided to close this facility early in fiscal year 2008.  This manufacturing agreement with Genzyme is in addition to the hyaluronic acid development program previously entered into between Mentor and Genzyme.

Net Interest
Interest income, net of interest expense in the fourth quarter of fiscal year 2007, was $4.8 million, and benefited from a higher cash balance resulting from the receipt of the proceeds in June 2006 from the sale of the Company's Urology business and from generally higher interest rates on its invested cash.  In the fourth quarter of fiscal year 2006, interest income, net of interest expense was $0.1 million income.

Discontinued Operations
During the quarter, Mentor recorded net income of $9.5 million, from discontinued Urology operations compared to $1.4 million net income in the fourth quarter of fiscal year 2006.  Discontinued operations included a tax benefit of $8.1 million as the result of additional foreign tax credits and basis adjustments related to the sale transaction.

Charges Related to Long-Term Incentive Equity Compensation
Mentor adopted the provisions of Statement of Financial Accounting Standards 123(R) in the first quarter of fiscal year 2007 and recorded pre-tax expenses in the fourth quarter of approximately $2.7 million, or approximately $0.04 per share net of taxes, related to the Company's long-term incentive equity compensation program.  Equity compensation expense in the fourth quarter of 2006 was $0.7 million.

Effective Tax Rate
Mentor's effective tax rate for continuing operations in the fourth quarter of fiscal year 2007 was 30.1%, compared to 28.6% in the fourth quarter of fiscal year 2006.  The effective tax rate for the full fiscal year 2007 was 29.9% compared to 29.0% reported in fiscal year 2006.  The increase is primarily the result of the accounting treatment of incentive stock options after the adoption of FAS 123(R) and an increase in taxes attributable to income from our foreign operations.

Earnings Per Share
Mentor recorded diluted GAAP earnings per share of $0.54 in the fourth quarter of fiscal year 2007, compared to $0.31 per share in the fourth quarter of fiscal year 2006, an increase of 74%.

Excluding the results of discontinued operations of the Company's Urology business, Mentor reported diluted GAAP EPS from continuing operations of $0.35 in the fourth quarter of fiscal year 2007 compared to the fourth quarter 2006 of $0.28, an increase of 25 percent.

Included in the diluted GAAP EPS from continuing operations for the fourth quarter of fiscal year 2007 were, net of tax effect, approximately $0.04 per share of charges related to the impairment of long-lived assets and intangibles related to the closure of its Scotland manufacturing facility and, a charge of approximately $0.04 per share, net of tax related to Mentor's long-term incentive equity compensation program related to FAS 123(R).  Excluding these charges and expenses, non-GAAP EPS from continuing operations was $0.43 in the fourth quarter of fiscal year 2007, an increase of 48% over the $0.29 in the fourth quarter of fiscal year 2006.  Included in the diluted GAAP results of the fourth quarter 2006, were $0.7 million of expenses related to equity compensation and $0.1 million of SG&A expenses related to a potential strategic transaction, or approximately $0.01 per share, net of tax.

Guidance for Fiscal Year 2008
As indicated in the preliminary results conference call in April, Mentor is providing the following guidance for fiscal year 2008:

•        Sales to be in the range of $340 million to $355 million;

•        Gross margin to be in the range of 73% to 74% of sales;

•        Selling, general and administrative expenses to be in the range of 39% to 41% of sales;

•        Research and development expenses to be in the range of 14% to 16% of sales; and

•        Operating income to be in the range of 17% to 19% of sales.

This guidance represents a substantial investment in R&D that supports Mentor's strategy to become a larger, more diversified aesthetic medicine company.  Specifically, Mentor is increasing its investment during fiscal year 2008 in several key programs to support this strategy.  These programs include Mentor's botulinum toxin Type A development program which begins its pivotal Phase III study, the development program for a portfolio of hyaluronic acid dermal fillers in conjunction with Genzyme, and the post-approval conditions associated with the MemoryGel line of breast implants.  Mentor believes that investments in these programs provide a foundation for significant growth and product portfolio diversification going forward.

Dividend
Mentor's Board of Directors increased the quarterly dividend by declaring a $0.20 per share dividend in March for the fourth quarter of fiscal year 2007.  This dividend was paid in April.

Balance Sheet
Mentor ended the fourth quarter of fiscal year 2007 with $488 million in cash and marketable securities, compared to $201 million at the end of fiscal year 2006.  The Company received approximately $318 million in after-tax proceeds from the sale of its Urology business during fiscal year 2007.

Share Repurchase Program
Mentor's Board has authorized the repurchase of common shares through a Rule 10b-5 stock repurchase plan.  The plan has repurchased and retired over 2 million shares since April 1, 2007, at an average price in excess of $40 per share.  As of May 15th approximately 2.5 million shares remain authorized for repurchase and approximately $70 million remains available in the Rule 10b-5 stock repurchase plan.

Conference Call
Mentor Corporation has scheduled a conference call today regarding this announcement.  Those interested in listening to a recording of the call may dial (800) 283-7928 at 6:00 p.m. EDT today until Midnight EDT May 23, 2007.  You may also listen to the live web cast at 5:00 p.m. EDT today or the archived call at www.mentorcorp.com, Investor Relations site under "Conference Calls".

Note Regarding Use of Non-GAAP Financial Measures
The financial measure of non-GAAP diluted earnings per share from continuing operations included in this press release is different from that otherwise presented under GAAP as this non-GAAP measure excludes certain charges.  These charges include long-lived asset impairment charges and long-term equity compensation expense recorded in the fourth quarter of fiscal year 2007.  Recorded in the fourth quarter of the prior year, these charges included long-term equity compensation expenses and professional fees related to a potential transaction categorized as a strategic initiative.  Mentor has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures provide a consistent basis for comparison between quarters and of growth rates year-over-year that are not influenced by certain charges and therefore are helpful in understanding Mentor's underlying operating results.  These non-GAAP measures are some of the primary measures Mentor's management uses for planning and forecasting.  These measures are not in accordance with, or an alternative to GAAP and these non-GAAP measures may not be comparable to information provided by other companies.  Reconciliations of GAAP to non-GAAP results are presented at the end of this press release.

Safe Harbor Statement
This release contains forward-looking statements including, but not limited to, statements relating to Mentor's anticipated product development activity and market acceptance of those products; the recent approval with conditions by the United States Food and Drug Administration (FDA) of the Company's MemoryGel silicone gel breast implants PMA; the continuing review by the FDA of the Company's Contour Profile® Gel silicone gel-filled breast implant PMA; the anticipated filing of a PMA related to the Company's hyaluronic acid based dermal filler, the initiation of clinical studies and statements about future sales, gross margin, selling, general, and administrative expense, research and development expense, operating income, cash balances, and uses of cash.

A number of factors could cause actual results to differ from the forward-looking statements including, but not limited to, U.S. market acceptance and adoption of MemoryGel breast implants; patient enrollment in the FDA-mandated post-approval study for MemoryGel breast implants; the amount and timing of expenses to be incurred with respect to the MemoryGel breast implants post-approval study; the timing and conditions of FDA approval of the Company's Contour Profile Gel breast implant PMA; the ability of the Company to move forward in a timely manner with the PMA for its hyaluronic acid-based dermal filler; the outcome of the PMA applications; clinical development programs; the timing and outcome of various clinical trials undertaken by the Company; the impact on revenue and expenses of delays in FDA approval for the sale of any of the Company's products; seasonal factors which affect demand for aesthetic products; the ability of the Company to identify and implement other product opportunities in the global aesthetics marketplace; competitive pressures and other factors such as the introduction or regulatory approval of new products by competitors and pricing of competing products and the resulting effects on sales and pricing of the Company's  products; disruptions or other problems with sources of supply; significant product liability or other claims; difficulties with new product development and market acceptance; changes in the mix of the Company's products sold; patent and intellectual property conflicts; product recalls; FDA delay in  approval or rejection of other new or existing products; changes in Medicare, Medicaid or third-party reimbursement policies; changes in government regulation; use of hazardous or environmentally sensitive materials; and other events.

Important factors that may cause such a difference for Mentor include, but are not limited to, those factors described in the Company's Annual Report on Form 10-K, subsequently filed Quarterly Reports on Form10-Q, recent Current Reports on Form 8‑K and other Securities and Exchange Commission filings.  These filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect the Company's business, results of operations and financial condition.  The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

Contact:
Mentor Corporation
Loren McFarland
Chief Financial Officer
(805) 879-6082

MENTOR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	March 31,			March 31,
	2007	2006	Percent Change	2007	2006	Percent Change
Net sales	$80,320	$72,402	11%	$301,974	$268,272	13%

Cost of sales	19,165	19,964	(4)%	78,656	69,209	14%
Gross profit	61,155	52,438	17%	223,318	199,063	12%

Selling, general and administrative	29,288	25,996	13%	120,080	100,962	19%
Research and development	10,367	7,422	40%	35,021	29,036	21%
Long-lived asset impairment charges	2,588	-	-	2,588	-	-
	42,243	33,418	26%	157,689	129,998	21%

Operating income from continuing operations	18,912	19,020	(1)%	65,629	69,065	(5)%

Interest (expense)	(1,471)	(1,546)	(5)%	(6,178)	(5,690)	9%
Interest income	6,256	1,623	286%	22,489	4,124	445%
Other income (expense)	(262)	(90)	191%	232	186	25%

Income before income taxes	23,435	19,007	23%	82,172	67,685	21%

Income taxes	7,058	5,431	30%	24,548	19,606	25%
Net income from continuing operations	16,377	13,576	21%	57,624	48,079	20%
Net income from discontinued operations (net of income tax expense (benefit) of ($8,135) and $1,068 for Q4; $132,966 and $10,560 for YTD)	9,486	1,444	557%	232,990	14,278	1532%
Net income	$25,863	$15,020	72%	$290,614	$62,357	366%

Basic EPS:
Earnings per share from continuing operations	$0.39	$0.31	26%	$1.37	$1.12	22%
Earnings per share from discontinued operations	0.23	0.03	667%	5.55	0.33	1582%
Basic earnings per share	0.61	0.35	74%	6.93	1.45	378%

Diluted EPS:
Earnings per share from continuing operations	0.35	0.28	25%	1.24	1.01	23%
Earnings per share from discontinued operations	0.19	0.03	533%	4.75	0.28	1596%
Diluted earnings per share	0.54	0.31	74%	5.99	1.29	364%

Dividends per share	$0.20	$0.18	11%	$0.74	$0.71	4%

Weighted average shares outstanding
Basic	42,091	43,406	(3)%	41,960	42,995	(2)%
Diluted	49,396	51,061	(3)%	49,092	50,870	(4)%

MENTOR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands, except per share data)

	Three Months Ended March 31,			Three Months Ended March 31,
	2007			2006
		Non-GAAP	Non-		Non-GAAP	Non-
	GAAP	Adjustments	GAAP	GAAP	Adjustments	GAAP
Net sales	$80,320	$-	$80,320	$72,402	$-	$72,402

Cost of sales	19,165	-	19,165	19,964	-	19,964
Gross profit	61,155	-	61,155	52,438	-	52,438

Selling, general and administrative	29,288	(2,747)	26,541	25,996	(835)	25,161
Research and development	10,367	-	10,367	7,422	-	7,422
Long-lived assset impairment charges	2,588	(2,588)	-	-	-	-
	42,243	(5,335)	36,908	33,418	(835)	32,583

Operating income from continuing operations	18,912	5,335	24,247	19,020	835	19,855

Interest (expense)	(1,471)	-	(1,471)	(1,546)	-	(1,546)
Interest income	6,256	-	6,256	1,623	-	1,623
Other income (expense)	(262)	-	(262)	(90)	-	(90)

Income before income taxes	23,435	5,335	28,770	19,007	835	19,842

Income taxes	7,058	1,236	8,294	5,431	242	5,673
Net income from continuing operations	16,377	4,099	20,476	13,576	593	14,169
Net income from discontinued operations (net of income tax (benefit) of ($8,135) and $1,068 for Q4)	9,486	-	9,486	1,444	-	1,444
Net income	$25,863	$4,099	$29,962	$15,020	$593	$15,613

Basic EPS:
Earnings per share from continuing operations	$0.39	$0.10	$0.49	$0.31	$0.01	$0.33
Earnings per share from discontinued operations	0.23	-	0.23	0.03	-	0.03
Basic earnings per share	0.61	0.10	0.71	0.35	0.01	0.36

Diluted EPS:
Earnings per share from continuing operations	$0.35	$0.08	$0.43	$0.28	$0.01	$0.29
Earnings per share from discontinued operations	0.19	-	0.19	0.03	-	0.03
Diluted earnings per share	0.54	0.08	0.62	0.31	0.01	0.32

Dividends per share	$0.20		$0.20	$0.18		$0.18

Weighted average shares outstanding
Basic	42,091	42,091	42,091	43,406	43,406	43,406
Diluted	49,396	49,396	49,396	51,061	51,061	51,061

MENTOR CORPORATION
SALES BY PRINCIPAL PRODUCT LINE
(unaudited, in thousands)

	Three Months Ended			Twelve Months Ended
	March 31,			March 31,
	2007	2006	Percent Change	2007	2006	Percent Change

Breast aesthetics	$69,339	$62,887	10%	$262,556	$233,189	13%
Body aesthetics	3,890	4,912	(21)%	16,734	17,782	(6)%
Other aesthetics, including facial	7,091	4,603	54%	22,684	17,301	31%
Total Sales from continuing operations	$80,320	$72,402	11%	$301,974	$268,272	13%

MENTOR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited, in thousands)

Assets	March 31,2007	March 31,2006
Current assets:
Cash and marketable securities	$487,740	$200,954
Accounts receivable, net	65,419	58,199
Inventories	38,073	35,139
Deferred income taxes	25,892	21,764
Prepaid expenses and other	20,256	5,969
Current assets of discontinued operations	-	96,070
Total current assets	637,380	418,095

Property, plant and equipment, net	34,683	36,448

Intangible assets, net	15,963	13,110
Goodwill, net	12,644	11,878
Other assets	9,098	8,310
Non current assets of discontinued operations	-	60,264

Total assets	$709,768	$548,105

Liabilities and shareholders' equity

Current liabilities:	$112,731	$104,563
Income taxes payable	-	1,837
Bank borrowings	-	14,000
Current liabilities of discontinued operations	-	40,526
Long-term liabilities	12,169	10,590
Convertible subordinated notes	150,000	150,000
Shareholders' equity	434,868	226,589
Total liabilities and shareholders' equity	$709,768	$548,105

MENTOR CORPORATION
CALCULATION OF DILUTED EARNINGS PER SHARE - RESTATED FOR CONTINUING OPERATIONS*
(Unaudited, in thousands, except per share data)

	Fiscal Year 2006 ending March 31, 2006					Fiscal Year 2007 ending March 31, 2007
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Net income as reported from continuing operations	$17,075	$8,182	$9,246	$13,576	$48,079	$15,674	$10,823	$14,750	$16,377	$57,624
Add back after tax interest expense on convertible notes	802	802	802	802	3,208	802	802	802	802	3,208
Numerator for diluted EPS calculation for continuing operations	$17,877	$8,984	$10,048	$14,378	$51,287	$16,476	$11,625	$15,552	$17,179	$60,832
Numerator for diluted EPS calculation for discontinued operations	$5,400	$3,936	$3,498	$1,444	$14,278	$225,728	$(1,102)	$(1,122)	$9,486	$232,990

Weighted average shares outstanding	42,234	43,253	43,535	43,406	42,995	42,443	41,360	41,916	42,091	41,960
Shares issuable through exercise of stock options	2,056	2,057	1,831	1,560	1,901	1,100	1,115	869	803	1,000
Shares issuable through conversion of convertible notes	5,133	5,136	5,139	5,143	5,138	5,147	5,150	5,153	5,158	5,152
Additional dilution for unvested restricted shares outstanding	-	-	276	289	140	299	152	185	272	151
Shares issuable through exercise of warrants (treasury stock method)	-	1,069	1,053	663	696	327	769	1,021	1,072	829
Denominator for diluted EPS from continuing operations	49,423	51,515	51,834	51,061	50,870	49,316	48,546	49,144	49,396	49,092
Denominator for diluted EPS from discontinued operations	49,423	51,515	51,834	51,061	50,870	49,316	41,360	41,916	49,396	49,092

Diluted earnings per share from continuing operations	$0.36	$0.17	$0.19	$0.28	$1.01	$0.33	$0.24	$0.32	$0.35	$1.24
Diluted earnings (loss) per share from discontinued operations	$0.11	$0.08	$0.07	$0.03	$0.28	$4.58	$(0.03)	$(0.03)	$0.19	$4.75

*Note: We classified our surgical urology and clinical and consumer healthcare segments as discontinued operations at March 31, 2006.  Accordingly we have restated our EPS calculation to reflect the results of these segments as discontinued operations.

*  *  *